UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2007
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17140 Bernardo Center Drive, Suite 222
San Diego, CA (Address of principal executive offices)	92128 (Zip Code)
(858) 485-9840
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1

Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under Item 5.02 of this report is incorporated herein by reference. On January 31, 2007, BioMed Realty Trust, Inc.’s operating partnership subsidiary, BioMed Realty, L.P. (the “Operating Partnership”), issued 269,500 LTIP Units (defined below) to certain officers of BioMed pursuant to its 2004 incentive award plan. The LTIP Units were issued in reliance on the exemption provided by Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Each officer who received an award of LTIP Units is an accredited investor, and had access, through employment and other relationships, to adequate information about BioMed and its Operating Partnership.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 31, 2007, the compensation committee of the board of directors of BioMed Realty Trust, Inc. increased the annual base salaries of BioMed’s executive officers for 2007, determined the executive officers’ 2006 cash bonuses and granted to the executive officers awards of restricted stock and profits interests (“LTIP Units”) in the Operating Partnership. These salaries, bonuses and grants are summarized in the following table:

			LTIP Unit	Restricted Stock
Name and Position	2007 Base Salary	2006 Cash Bonus	Awards(1)	Awards(1)
Alan D. Gold
Chairman, President and Chief Executive Officer	$450,000	$765,748	52,500	—

Gary A. Kreitzer
Executive Vice President, General Counsel and Secretary	$150,000	$297,200	45,000	—

John F. Wilson, II
Executive Vice President – Operations	$298,500	$397,200	52,500	—

R. Kent Griffin, Jr.
Chief Financial Officer	$298,500	$430,807	32,500	32,500

Matthew G. McDevitt
Regional Executive Vice President	$298,500	$409,978	70,000	—

(1)	The LTIP Unit and restricted stock awards will vest 1/4 on each of January 1, 2008, 2009, 2010 and 2011.
     In addition, on January 31, 2007, the compensation committee approved revisions to BioMed’s director compensation policy effective as of January 1, 2007. Under the revised policy, each of BioMed’s non-employee directors receives an annual fee of $25,000 for services as a director. The chair of the audit committee receives an additional $15,000 annual fee and each non-employee director who chairs any other committee of the board of directors receives an additional $5,000 annual fee for each committee chaired. In addition, each non-employee director receives a fee of $1,500 for each board of directors meeting attended in person ($750 for telephonic attendance), a fee of $1,500 for each audit committee meeting attended in person ($500 for telephonic attendance), and a fee of $1,000 for each other committee meeting attended in person ($500 for telephonic attendance). Non-employee directors receive fees for attending committee meetings whether or not a meeting of the board of directors is held on the same day. Directors are also reimbursed for reasonable expenses incurred to attend board of directors and committee meetings. Directors who are employees of BioMed or its subsidiaries do not receive compensation for their services as directors.
     BioMed’s non-employee directors will continue to receive automatic grants of restricted stock under the company’s 2004 incentive award plan. BioMed will grant 2,000 shares of restricted common stock to each non-employee director who is initially elected or appointed to its board of directors on the date of such initial election or appointment. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on BioMed’s board of directors will be granted 2,000 shares of restricted common stock. The restricted stock granted to non-employee directors vests one year from the date of grant.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibit is filed herewith:

Exhibit
Number	Description of Exhibit
10.1	Director Compensation Policy

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2007	BIOMED REALTY TRUST, INC.

	By:	/s/ KENT GRIFFIN
Name: Kent Griffin
Title: Chief Financial Officer